Exhibit 3.1

[SECRETARY OF STATE OF STATE OF NEVADA LETTERHEAD]

CORPORATE CHARTER

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that AFS SENSUB CORP. did on October 10, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on October 10, 2000.

/s/ Dean Heller

Secretary of State

By /s/ Patricia Tsaman

Certification Clerk
[Seal]

FILED # C27113-00
OCT 10 2000
AT THE OFFICE OF DEAN HELLER
SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

AFS SENSUB CORP.

I, the person hereinafter named as incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation.

Article I. Name. The name of the Corporation is AFS SenSub Corp. (the “Corporation”).

Article II. Registered Office. The address of the Corporation’s registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. The name of its resident agent at such address is CSC Services of Nevada, Inc.

Article III. Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following business and financial activities:

(a) to acquire from AmeriCredit Financial Services, Inc. and any of its affiliated entities and to own, hold, sell, transfer, pledge, finance or otherwise deal with pools of motor vehicle retail installment sale contracts or other loans secured by new or used motor vehicles (“Receivables”) and the collateral securing the Receivables, including, without limitation, security interests in the motor vehicles financed thereby, proceeds from claims on the insurance policies related thereto, and any proceeds or further rights associated with any of the foregoing (collectively, the “Other Conveyed Property”);

(b) to enter into any agreement providing for the sale, transfer or pledge of the Receivables and the Other Conveyed Property to affiliated entities, affiliated trusts (the “Trusts”) or to indenture trustees;

(c) to enter into any agreement relating to any Receivables and Other Conveyed Property that provides for the administration, servicing and collection of amounts due on such Receivables and Other Conveyed Property;

(d) to purchase or sell any classes of asset-backed securities or certificates or other securities issued by any affiliated entities or the Trusts;

(e) to enter into any agreement with an insurer or guarantor (a “Guarantor”) relating to the insurance or guaranty of any asset-backed securities, certificates or other securities issued by any affiliated entity of the Corporation or Trust and which may include provisions for reimbursement by the Corporation for payments made in connection with any such insurance or guaranty or the pledge of collateral for the benefit of such Guarantor; and

(f) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Nevada that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (e) above.

Article IV. Number of Shares. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value of $0.01 per share.

Article V. Incorporator. The name and mailing address of the incorporator is as follows:

Name	Mailing Address

J. Michael May	801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

Article VI. Number of Directors; Initial Directors. The number of directors of the Corporation will not be less than 3 nor more than 7. The exact number of directors is to be fixed in the Bylaws. The number of directors constituting the initial Board of Directors is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their respective successors are elected and qualified are:

Name	Mailing Address

Michael R. Barrington	801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

Daniel E. Berce	801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

Jay K. Rutherford	301 Commerce Street, Suite 2400
Fort Worth, Texas 76102

The list above setting forth the names and addresses of the initial directors of the Corporation does not include additional persons who may otherwise be elected and qualified to serve as directors in accordance with the Bylaws. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws.

Article VII. Independent Directors. At all times after the filing of the Articles of Incorporation, at least one director of the Corporation shall be an Independent Director.

“Independent Director” shall mean a director of the Corporation (a) who shall at no time be, or have been, or have any relative who is or at any time has been, a director, officer, stockholder, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in the Corporation or any Affiliate thereof (excluding such director’s position as a director and any compensation received by such director in such capacity; and provided, further, that the Independent Director may also be an “independent director” of any other special purpose corporations affiliated with the Corporation), and (b) who shall at not time be, or have been, a director, officer, stockholder, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in any person holding (directly or indirectly) a beneficial economic interest in the Corporation or any Affiliate thereof. “Affiliate” as used in this Article VII shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 5% or more of the outstanding shares of voting securities of the Corporation, or (ii) of which 5% or more of the outstanding shares of its voting securities is owned beneficially, directly or indirectly, by an entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405.

If an Independent Director resigned, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative note of the Board of Directors of the Corporation shall be taken until a successor Independent Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of an Independent Director, or a vacancy for any other reason, a successor Independent Director shall be appointed by a majority of the remaining directors of the Corporation. The Independent Director, in voting on matters subject to the approval of the Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation in addition to the interest of the Corporation. No Independent Director may be removed unless his or her successor is appointed. The initial Independent Director shall be Jay K. Rutherford.

Article VIII. Directors’ Powers. With the consent in writing of the Independent Director or the Independent Directors, as the case may be (as that term is defined in Article VIII), the directors shall have power to make and to alter or amend the Bylaws and to fix the amount to be reserved as working capital, provided that any such addition, alteration or amendment to the Bylaws shall not in any manner impair, or impair the intent of Article III, Article VII, this Article VIII, Article XI, Article XII, Article XIII or Article XIV.

The Bylaws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by law or the Bylaws or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Nevada, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of Nevada.

Article IX. Written Consent by Directors. An action required or permitted to be taken at a meeting of the Board of Directors of the Corporation may be taken by written consent signed, or counterparts of a written consent signed, in the aggregate by all of the directors.

Article X. Reliance on Books and Records. A director shall, in the performance of his duties, be fully protected in relying in good faith and with a view to the interests of the Corporation upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s directors, officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected and reasonable care by or on behalf of the Corporation.

Article XI. Liability of Directors and Officers.

(a) To the fullest extent permitted by the General Corporation Law of the State of Nevada as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (iii) for any transaction from which the director of officer derived an improper personal benefit; or (iv) the unlawful payment of distributions. Any repeal or modification of this Article XI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b) No Independent Director serving pursuant to the requirements of Article VII shall, with regard to any act, or failure to act, in connection with any matters referred to in Articles VII or XIV, owe a fiduciary duty or other obligation to the stockholders (except as may be specifically required by the statutory law of any applicable jurisdiction); instead, such directors’ fiduciary duties and other obligations with regard to such matters shall be owed to the Corporation including, without limitation, the creditors of the Corporation. Every stockholder shall be deemed to have consented to the foregoing by virtue of such stockholder’s purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent.

Article XII. Internal Affairs. The Corporation will conduct its affairs in accordance with the following provisions:

(a) the Corporation will establish an office through which its business will be conducted, which office will be functionally separated from that of any person or entity owning beneficially more than 50% of the outstanding shares of Common Stock of the Corporation, will be functionally separated from that of any of such owner’s subsidiaries or affiliates other than the Corporation and will allocate fairly and reasonably any overhead for shared office space;

(b) the Corporation will maintain separate corporate records and books of account from those of such owner, subsidiaries and affiliates as are referred to in (a);

(c) the Corporation’s assets will not be commingled with those of any other corporation;

(d) the Corporation will pay each person serving as an Independent Director (as that term is defined in Article VII) for such service and attendance at meetings of the Board of Directors as the Board of Directors deems appropriate from time to time;

(e) the Corporation’s Board of Directors will hold regular meetings, not less frequently than once every calendar year, to review the actions of the officers of the Corporation and to authorize and approve (i) all transactions outside the ordinary course of the Corporation’s business that are incidental, necessary, suitable or convenient for the accomplishment of the purposes set forth in Article III, and (ii) such other transactions, agreements and actions of the Corporation as the Board of Directors deems appropriate in connection with its review and supervision of the Corporation’s actions; and

(f) the Corporation shall (i) conduct its own business in its own name; (ii) maintain separate financial statements; (iii) pay its own liabilities out of its own funds; (iv) observe all corporate formalities; (v) maintain an arms’-length relationship with its affiliates; (vi) pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations; (vi) use separate stationary, invoices and checks; (vii) hold itself out as a separate entity; (viii) correct any known misunderstanding regarding its separate identity; and (ix) maintain adequate capital in light of its contemplated business operations.

Article XIII. Meetings of Stockholders. Meetings of stockholders shall be held at such place, within or without the State of Nevada, as may be designated by or in the manner provided in the Bylaws or, if not so designated or provided, at the registered office of the Corporation in the State of Nevada. Elections of directors need not be by ballot unless and except to the extent that the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in any applicable statute)

outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article XIV. Limitations on Actions. Notwithstanding any other provision of the Articles of Incorporation, Bylaws or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the affirmative vote of the Independent Director or Independent Directors required by Article VII, and (ii) the affirmative vote of stockholders holding at least two-thirds (2/3) of the total number of outstanding shares of Common Stock of the Corporation, and (iii) as permitted by the General Corporation Law of the State of Nevada and as long as any obligation under or in respect of any financial guaranty insurance policy issued on behalf of the Corporation by any Guarantor (as herein defined) is outstanding and such Guarantor is not in continuing default on its obligations under such policy and is not insolvent, the consent of such Guarantor or any of its successors in interest as issuer of such a policy:

(a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided, that if there shall not be a director required by Article VII of the Articles of Incorporation then in office and acting, a vote upon any matter set forth in this paragraph (a) of this Article XIV shall not be taken unless and until a director meeting the requirements of Article VII of the Articles of Incorporation shall have been appointed and qualified;

(b) amend, alter, change or repeal any of the following articles of the Articles of Incorporation: Article III, Article VII, Article XII, Article VIII, this Article XIV, or Article XV;

(c) (i) engage in any business or activity other than as authorized by Article III hereof, (ii) dissolve or liquidate, in whole or in part or (iii) consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it; or

(d) until termination of any Trust in accordance with the terms thereof, institute proceedings for any Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against any Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any Trust or a substantial part of its property, or cause or permit any Trust to make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

Article XV. Indemnification. (a) Every person who was or is a party to, or is threatened to be made a party to, or is involved in any section, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

(b) Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

(c) The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Article XVI. Amendment, Alteration or Repeal. The Corporation reserves the right to amend, alter, or repeal any other provision contained in the Articles of

Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation; provided, however, that Article III, Article VII, Article XII, Article XIII, Article XIV, Article XV and this Article XVI may be amended only in accordance with Article XIV of the Articles of Incorporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and that I have accordingly hereunto signed my signature this 10th day of October, 2000.

/s/ J. Michael May
J. Michael May,
Incorporator

Secretary of State	STATE OF NEVADA	Telephone (702) 6 [Illegible]
	OFFICE OF THE SECRETARY OF STATE	Fax (702) 687-3 [Illegible]
State Capitol Complex
Carson City, Nevada 89710

CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT BY

RESIDENT AGENT

In the matter of                          AFS SENSUB CORP.

Name of Corporation

I,     CSC SERVICES OF NEVADA, INC.                                                  with address at Suite         F                 ,

    Name of Resident Agent

Street     502 EAST JOHN STREET                                                                                                                           ,

City of     CARSON CITY                                                 , State of Nevada, Zip Code         89706                         ,

hereby accept appointment as resident agent of the above-named corporation in accordance with NRS 78.090.

(mailing address if different:                                                                                                                                          )

OCTOBER 10, 2000	By:	[Authorized Officer]
Signature of Resident Agent

NRS 78.090. Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident, or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a Post Office Box, which may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation or other corporation located and doing business in this state. The Certificate of Acceptance must be filed at the time of the initial filing of the corporate papers.

FILED # C27113-00
AUG 15 2002
AT THE OFFICE OF DEAN HELLER
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

AFS SENSUB CORP.

THE UNDERSIGNED hereby certifies as follows:

1. He is the duly elected and acting Assistant Secretary of AFS SenSub Corp., a Nevada corporation (the “Corporation”).

2. On August 9, 2002, the Board of Directors of the Corporation, including the Independent Directors required by Article VIII, unanimously approved amendments to its Articles of Incorporation filed on October 10, 2000 (the “Articles”), pursuant to Title 7, Chapter 78 of the Nevada Revised Statutes, as amended (hereinafter sometimes collectively referred to as the “General Corporation Law of the State of Nevada”).

3. On August 9, 2002, upon the recommendation of the Board of Directors of the Corporation, the sole stockholder of the Corporation approved amendments to the Articles as hereinafter set forth.

4. ARTICLES III, clauses (d), (e) and (f), are hereby deleted in their entirety and the following clauses are substituted in lieu thereof:

(d) to purchase, sell or pledge any classes of asset-backed securities or certificates or other securities issued by any affiliated entities or the Trusts;

(e) to enter into any agreement with an insurer or guarantor, relating to the insurance or guaranty of any asset-backed securities, certificates or other securities issued by the Corporation, any affiliated entity or the Trusts and which may include provisions for non-recourse obligations for reimbursement by the Corporation for payments made in connection with any such insurance or guaranty or the pledge of collateral for the benefit of an insurer or guarantor;

(f) to enter into, borrower money, incur debt, pledge assets and exercise all of the rights and perform all of the obligations under (i) that certain Credit Agreement dated as of August 15, 2002, among the Corporation and AFS Funding Corp., as Borrowers, AmeriCredit Corp. and AmeriCredit Financial Services, Inc., as Contingent Obligors, the Financial Institutions from time to time party thereto as Lenders, Deutsche Bank AG, New York Branch (“Deutsche Bank”), as an Agent, the Other Agents from time to time party thereto, Deutsche Bank Trust Company Americas, as Lender Collateral Agent and as the Administrative Agent (the “Credit Agreement”), as may be amended from time to time; (ii) that certain Master Collateral and Intercreditor Agreement dated as of August 15, 2002, among Deutsche Bank Trust Company Americas, as Revolver Collateral Agent and Revolver Administrative Agent, the Facility Representatives from time to time party thereto, Deutsche Bank Trust Company Americas, as Mater Collateral Agent, the Corporation and AFS Funding Corp., as Borrowers, and AmeriCredit Financial Services, Inc., as may be amended from time to time; and (iii) the related Transaction Documents as defined in the Credit Agreement, as may be amended from time to time; and

(g) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Nevada that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (f), above.

5. The definition of “Independent Directors” in ARTICLES VII is hereby deleted in its entirely and the following language is substituted in lieu thereof:

“Independent Director” shall mean a director of the Corporation (a) who shall at no time be, or have been, or have any relative who is or at any time has been, a director, officer, stockholder, creditor, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in the Corporation or any Affiliate thereof (excluding such director’s position as an Independent Director and any compensation received by such director in such capacity; and provided, further, that the Independent Director may also be an “independent director” of any other special purpose corporations affiliated with the Corporation), and (b) who shall at no time be, or have been, a director, officer, stockholder, creditor, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in any person holding (directly or indirectly) a beneficial economic interest in the Corporation or any Affiliate thereof. “Affiliate” as used in this Article VII shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 5% or more of the outstanding shares of voting securities of the Corporation, or (ii) of which 5% or more of the outstanding shares of its voting securities is owned beneficially, directly or indirectly, by any entity described in clause (i) above, as the term “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405.

6. Clause (a) of ARTICLE XI is hereby deleted in its entirety and the following language is substituted in lieu thereof:

(a) Without limiting the limitation of liability of directors and officers provided by NRS 78.138(7), a director of officer of the Corporation shall not be individually liable to the Corporation or its stockholders for any damages as a result of any act or failure to act in the person’s capacity as a director or

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officer unless it is proven that: (i) the act or failure to act constituted a breach of the person’s fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or knowing violation of law. Any repeal or modification of this Article XII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

7. Clauses (b) and (c) of ARTICLE XII are hereby deleted in their entirety and the following language is substituted in lieu thereof:

(b) the Corporation will maintain separate corporate records and books of account from those of such owner, subsidiaries and affiliates as are referred to in (a) and separate from any other entity or person;

(c) the Corporation’s assets will not be commingled with those of any other entity or person;

8. Clause (e) of ARTICLE XII is hereby amended by eliminating the word “and” from the end thereof.

9. Clause (f) of ARTICLE XII is hereby amended by deleting the period punctuation make therefrom and adding in lieu thereof “and”.

10. A new clause (g) is hereby added to ARTICLE XII, as follows:

(g) except to extent contemplated by Article III(f) hereof, the Corporation shall not guarantee the debts of any other entity or person, shall not hold itself as being able to satisfy the obligations of any other entity or person, shall not pledge its assets for the benefit of any other entity or person, and shall not make loans or advance monies to any other entity or person.

11. ARTICLE XIV is hereby deleted in its entirety and the following language is substituted in lieu thereof:

Article XIV. Limitation on Actions. Notwithstanding any other provision of the Articles of Incorporation, Bylaws or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the affirmative vote of the Independent Director or Independent Directors required by Article VIII, and (ii) the affirmative vote of stockholders holding at least two-thirds (2/3) of the total number of outstanding shares of Common Stock of the Corporation, and (iii) as permitted by the General Corporation Law of the State of Nevada:

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(a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided, that if there shall not be a director required by Article VII of these Articles of Incorporation then in office and acting, a vote upon any matter set forth in this paragraph (a) of this Article XIV shall not be taken unless and until a director meeting the requirements of Article VII of these Articles of Incorporation shall have been appointed and qualified;

(b) amend, alter, change or repeal any provisions of these Articles of Incorporation; or

(c) (i) engage in any business or activity other than as authorized by Article III hereof, (ii) dissolve or liquidate, in whole or in part or (iii) consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it;

(d) until termination of any Trust in accordance with the terms thereof, institute proceedings for any Trust to be adjudged a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against any Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any Trust or a substantial part of its property, or cause or permit any Trust to make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratoriam on its debt or take any action in furtherance of any such action.

12. ARTICLE XVI is hereby deleted in its entirety and the following language is substituted in lieu thereof:

ARTICLE XVI. Amendment, Alteration or Repeal. Subject to the provisions, of ARTICLE XIV hereof, the Corporation reserves the right to amend, alter, or repeal any other provision contained in the Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

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13. Add ARTICLE XVII, as follows:

ARTICLE XVII. Duration. The Corporation is to have perpetual existence.

14. Except as expressly provided herein, all of the provisions of the Articles shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 9th day of August 2002.

AFS SENSUB CORP.

By:	/s/ J. Michael May
J. Michael May, Assistant Secretary

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STATE OF NEVADA

Secretary of Sate

I hereby certify that this is a true and complete copy of the document as filed in this office.

AUG 15 2002

/s/ Dean Heller

Dean Heller

By	[Authorized Officer]